Exhibit 10.2
AMENDED AND RESTATED OMNIBUS AGREEMENT

This Amended and Restated Omnibus Agreement (“Agreement”) is entered into on, and effective as of, July 12, 2018, among Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Ergon”), Blueknight Energy Partners G.P., L.L.C., a Delaware limited partnership (the “General Partner”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Terminalling, L.L.C., a Texas limited liability company (“Holdings”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt”), and BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”). The General Partner, the Partnership, Holdings, BKEP Asphalt, and BKEP Materials may be referred to collectively as “BKEP.”

RECITALS

The Parties desire by their execution of this restated Agreement to amend and supersede the original Omnibus Agreement dated October 5, 2016 (“Original Agreement”), and to evidence their understanding, as more fully set forth in Article 2, with respect to Ergon’s and BKEP’s respective rights of first refusal with respect to the ROFR Assets (as defined herein).

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
Definitions

1.1    Definitions. As used in this Agreement (including the Recitals, which are incorporated herein for all purposes) the following terms shall have the meanings set forth below:

“Affiliate” is defined in the Partnership Agreement.
“Agreement” is defined in the introductory paragraph to this Agreement.
“BKEP Asphalt” is defined in the introductory paragraph to this Agreement.
“BKEP Materials” is defined in the introductory paragraph to this Agreement.

“Business Day” means each calendar day other than a Saturday, Sunday or a day that is an official holiday in the State of Oklahoma.

“Closing Date” is defined in the Contribution Agreement.

“Contribution Agreement” means the Contribution Agreement dated as of July 19, 2016, by and among BKEP Terminal Holding, L.L.C., Ergon, Ergon Terminaling, Inc., Ergon Asphalt Holdings, LLC and the Partnership.

“Ergon” is defined in the introductory paragraph to this Agreement.

“General Partner” is defined in the introductory paragraph to this Agreement.

“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Native American Indian Tribe, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.

“GP Change of Control” means any of the following events: (i) Ergon and Affiliates cease to be the direct or indirect beneficial owner of 50% or more of the combined voting power of the equity interests in the general partner of the Partnership; or (ii) the sale or other disposition by the General Partner of all or substantially all of the assets of the General Partner in one or more transactions to any person other than Ergon and its Affiliates.
“Group Member” is defined in the Partnership Agreement.
“Holdings” is defined in the introductory paragraph to this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Limited Partner” is defined in the Partnership Agreement.
“Original Agreement” is defined in the Recitals.
“Partnership” is defined in the introductory paragraph to this Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 14, 2011, as the same may be amended from time to time.

“Partnership Group” is defined in the Partnership Agreement.

“Party” means a signatory to this Agreement, and “Parties” means all of the signatories to this Agreement.

“Permitted Transferee” an Affiliate of any Group Member to whom any ROFR Asset is Transferred and who agrees in writing that such ROFR Asset remains subject to the provisions of Section 2.2 and assumes the obligations under Section 2.2 with respect to such ROFR Asset.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“ROFR Assets” means the assets described on Exhibit A attached hereto.

“ROFR Asset Owner” means BKEP Asphalt, BKEP Materials, Holdings, or Ergon, as applicable, and each Permitted Transferee of a ROFR Asset.

“ROFR Period” means the period commencing on the date of this Agreement and terminating on December 31, 2018.

“ROFR Right” is defined in Section 2.2.

“ROFR Right Owner” means, with respect to a specific ROFR Asset, the Person identified as such on Exhibit B.

“Term ROFR Exercise Notice” is defined in Section 2.2(a).

“Term ROFR Notice” is defined in Section 2.2(a).

“Term ROFR Period” is defined in Section 2.2(a).

“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.

1.2    Rules of Construction. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:

(a)If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(b)The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)A reference to any Party to this Agreement or another agreement or document includes the Party’s successors and assigns.

(d)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection and schedule references are to this Agreement unless otherwise specified.

(e)The words “including,” “include,” “includes” and all variations thereof shall mean “including without limitation.”

(f)The word “or” shall have the inclusive meaning represented by the phrase “and/or.”

(g)The words “shall” and “will” have equal force and effect.

(h)The schedule identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

ARTICLE 2
Right of First Refusal

2.1    Reserved.

2.2    Right of First Refusal to Purchase Certain ROFR Assets. If any ROFR Asset Owner proposes or intends to sell any ROFR Asset to a third party (other than a Permitted Transferee) then the ROFR Right Owner shall have the right to purchase the ROFR Assets (the "ROFR Right") on the following terms and conditions:

(a)    If any ROFR Asset Owner executes a contract or letter of intent to sell the ROFR Assets to such third party such ROFR Asset Owner shall provide the ROFR Right Owner with written notice setting forth the ROFR Assets, the proposed sale price and other material terms and conditions upon which such ROFR Asset Owner intends to sell the ROFR Assets to a third party (the "Term ROFR Notice"). Within 30 days after it receives the Term ROFR Notice (the "Term ROFR Period"), the ROFR Right Owner may deliver written notice (the "Term ROFR Exercise Notice") to such ROFR Asset Owner that the ROFR Right Owner is exercising its ROFR Right and will purchase the ROFR Assets for the price and upon the terms and conditions contained in the Term ROFR Notice. If the ROFR Right Owner does not deliver the Term ROFR Exercise Notice to such ROFR Asset Owner during the Term ROFR Period, then such ROFR Asset Owner shall thereafter be free to sell the ROFR Assets to such third party substantially on the terms and conditions contained in the Term ROFR Notice or pursuant to higher or more favorable terms and conditions.

(b)    Notwithstanding anything to the contrary contained herein, the ROFR Right shall not apply to any mortgage of the ROFR Asset or any portion thereof to secure the repayment of borrowings by the ROFR Asset Owner or any of its Affiliates. A foreclosure sale by such lender shall not be a sale to which the ROFR Right shall be applicable, and upon any such foreclosure sale the ROFR Right shall terminate automatically and be of no further force or effect notwithstanding the existence of, or any term contained in, any non-disturbance agreement from such ROFR Asset Owner’s lenders. In clarification of the foregoing, after any such foreclosure sale, the ROFR Right shall never apply. In the event of a foreclosure sale, to the extent that such ROFR Asset Owner receives notice thereof, such ROFR Asset Owner shall provide Ergon notice of such sale, including the date, time and place of sale, if known by such ROFR Asset Owner; such notice to be provided by such ROFR Asset Owner within five Business Days following such ROFR Asset Owner ‘s receipt of such information, if any. As used herein, "foreclosure sale" shall include a conveyance in lieu of foreclosure. It is the intention of the Parties that the ROFR Right be subordinate to any mortgage presently encumbering the ROFR Assets.

(c)    Notwithstanding anything to the contrary contained herein, the ROFR Right with respect to the facilities located at Fontana, CA and Las Vegas, NV shall expire and be of no further effect as of the expiration of the ROFR Period.

ARTICLE 3
Miscellaneous

3.1	Choice of Law; Venue.

(a)    This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

(b)    The Parties agree that any dispute, controversy, or claim arising out of or relating to this Agreement shall be settled exclusively in Tulsa, Oklahoma.

3.2    Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile or email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile or email shall be effective upon transmission (return receipt requested) if sent during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after transmission if not sent during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.2.

If to Ergon:
Ergon Asphalt & Emulsions, Inc.
P.O. Box 1639,
Jackson, MS 39215-1639
Attention: J. Baxter Burns, President
Facsimile: (601) 933-3363
Email: baxter.burns@ergon.com
If to any Group Member:

Blueknight Energy Partners, L.P. Attn: Jeff Speer
6060 American Plaza, Suite 600
Tulsa, OK 74135
Phone No: (918) 237-4033
Facsimile: (918) 237-4000
Email: jspeer@bkep.com

3.3    Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements including but not limited to the Original Agreement, whether oral or written, relating to the matters contained herein.

3.4    Termination of Agreement. This Agreement, other than the provisions set forth in Article 3 hereof, may be terminated (a) by the written agreement of all of the Parties or (b) by Ergon or the Partnership immediately upon a GP Change of Control by written notice given to the other Parties to this Agreement; provided that the ROFR Rights as set forth in Article 2 shall survive the termination of this Agreement as provided in this Section 3.4 unless and until terminated by the mutual written agreement of the Parties.

3.5    Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.6    Assignment. No Party shall have the right to assign (whether directly or indirectly, by operation or law or otherwise) its rights or obligations under this Agreement without the consent of the other Parties; provided, however, that the Partnership Group may make a collateral assignment of this Agreement solely to secure financing for the Partnership Group.

3.7    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

3.8    Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

3.9    Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

3.10    Rights of Limited Partners and Third parties. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner, other interest holder of the Partnership or other third party shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on, and effective as of, the date first written above.

ERGON ASPHALT & EMULSIONS, INC.

By:	/s/ J. Baxter Burns
J. Baxter Burns
President

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:	/s/ Alex G. Stallings
Name: Alex G. Stallings
Title: Chief Financial Officer and Secretary

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	/s/ Alex G. Stallings
Name: Alex G. Stallings
Title: Chief Financial Officer and Secretary

BKEP TERMINALLING, L.L.C.

By:	/s/ Alex G. Stallings
Name: Alex G. Stallings
Title: Chief Financial Officer and Secretary

BKEP ASPHALT, L.L.C.

By:	/s/ Alex G. Stallings
Name: Alex G. Stallings
Title: Chief Financial Officer and Secretary

BKEP MATERIALS, L.L.C.

By:	/s/ Alex G. Stallings
Name: Alex G. Stallings
Title: Chief Financial Officer and Secretary

EXHIBIT A

ROFR Assets

Set forth below is a list of each ROFR Asset and the corresponding ROFR Asset Owner.

ROFR Asset	ROFR Asset Owner
Wolcott, KS Asphalt Terminal	BKEP Terminalling, L.L.C.
Ennis, TX Asphalt Terminal	BKEP Terminalling, L.L.C.
Chandler, AZ Asphalt/Emulsion Terminal	BKEP Terminalling, L.L.C.
Mt. Pleasant, TX Emulsion Terminal	BKEP Terminalling, L.L.C.
Pleasanton, TX Emulsion Terminal	BKEP Terminalling, L.L.C.
Birmingport, AL Asphalt/Polymer/Emulsion Terminal	BKEP Terminalling, L.L.C.
Memphis, TN Asphalt/Polymer/Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Nashville, TN Asphalt/Polymer Terminal	BKEP Terminalling, L.L.C.
Yellow Creek, MS Asphalt Terminal	BKEP Terminalling, L.L.C.
Fontana, CA Asphalt/Emulsion Terminal	BKEP Materials, L.L.C.
Las Vegas, NV Asphalt/Emulsion/Polymer Terminal	BKEP Materials, L.L.C. and BKEP Asphalt, L.L.C.
Saginaw, TX Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.
Lubbock, TX Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.

EXHIBIT B

ROFR Right Owner

Set forth below is a list of each ROFR Asset and the corresponding ROFR Asset Owner.

ROFR Asset	ROFR Right Owner
Fontana, CA Asphalt/Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Ennis, TX Asphalt Terminal	BKEP Terminalling, L.L.C.
Las Vegas, NV Asphalt/Emulsion/Polymer Terminal	Ergon Asphalt & Emulsions, Inc.
Mt. Pleasant, TX Emulsion Terminal	BKEP Terminalling, L.L.C.
Wolcott, KS Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.
Birmingport, AL Asphalt/Polymer/Emulsion Terminal	BKEP Terminalling, L.L.C.
Ennis, TX Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.
Nashville, TN Asphalt/Polymer Terminal	BKEP Terminalling, L.L.C.
Chandler, AZ Asphalt/Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Fontana, CA Asphalt/Emulsion Terminal	BKEP Materials, L.L.C.
Mt. Pleasant, TX Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Saginaw, TX Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.
Pleasanton, TX Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Birmingport, AL Asphalt/Polymer/Emulsion Terminal	Ergon Asphalt & Emulsions, Inc.
Nashville, TN Asphalt/Polymer Terminal	Ergon Asphalt & Emulsions, Inc.
Yellow Creek, MS Asphalt Terminal	Ergon Asphalt & Emulsions, Inc.
Memphis, TN Asphalt/Polymer/Emulsion Terminal	BKEP Materials, L.L.C. & BKEP Asphalt, L.L.C.
Saginaw, TX Asphalt Terminal	BKEP Materials, L.L.C. & BKEP Asphalt, L.L.C.
Lubbock, TX Asphalt Terminal	BKEP Materials, L.L.C. & BKEP Asphalt, L.L.C.